SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 11, 2009

WINTHROP REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Ohio
(State or Other Jurisdiction of Incorporation)

001-06249	34-6513657
(Commission File Number)	(I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts	02114
(Address of Principal Executive Offices)	(Zip Code)

(617) 570-4614
(Registrant's Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 12, 2009, the Board of Trustees of Winthrop Realty Trust (the “Trust”) appointed Carolyn Tiffany to the Trust’s Board of Trustees to fill the vacancy created by the resignation of Peter Braverman as a Trustee effective February 11, 2009.  Mr. Braverman will continue to hold his position as the Executive Vice Chairman of the Trust.

In addition, on February 12, 2009 at a meeting of the holders of the Trust’s Series B-1 Cumulative Convertible Redeemable Preferred Shares of Beneficial Interest (the “Preferred Shares”) Bradley Scher was elected to the Trust’s Board of Trustees.  Mr. Scher was elected by the holders of the Preferred Shares to fill the vacancy created when Steven Mandis’ resigned as a Trustee on November 11, 2008.  Pursuant to the terms of the Preferred Shares, the holders of the Preferred Shares have the right to elect one member to the Trust’s Board of Trustees.

Neither Ms. Tiffany nor Mr. Scher were appointed pursuant to any arrangement or understanding between them and any other persons nor were they appointed to any committees of the Board of Trustees.  Neither Ms. Tiffany nor Mr. Scher nor any of their respective affiliates were a party to any transaction with the Trust or its subsidiaries from January 1, 2008 to date nor is there currently any transaction involving such parties in which the amount involved exceeded $120,000.  Except for any plans, contracts or arrangements to which all Trustees or, in the case of Ms. Tiffany, executive officers, of the Trust are party, neither Ms. Tiffany nor Mr. Scher is party to any material plan, contract or arrangement or in which she participates relating to her position with the Trust.

Mr. Scher is currently the Managing Member of Ocean Ridge Capital Advisors, LLC, a privately held consulting firm formed in 2002 to provide financial and operating consultative services to institutional investors, boards of directors of public and private companies and to managements of public and private companies.  Prior to the formation of Ocean Ridge, Mr. Scher was a Managing Director for PPM America, Inc., managing in excess of $1 billion of investments for a special situations fund.  Previously he was a Director with TIAA-CREF in the special loans unit of the investing arm of this insurance and pension company.  Prior to TIAA-CREF, Mr. Scher was an Investment Manager in the Private Placements division of The Travelers and was a middle market lending officer with Chemical Bank, where he graduated from the bank’s highly acclaimed credit training program.

A press release relating to the foregoing was issued on January 12, 2009 and is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release dated January 12, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 13th day of February, 2009.

WINTHROP REALTY TRUST

By:	/s/ Carolyn Tiffany
Carolyn Tiffany
President